Exhibit 99.1

Cvent Announces Second Quarter 2016 Financial Results
Revenue of $59.6 Million Increases 26.0% Year-Over-Year
TYSONS CORNER, Va - August 5, 2016 - Cvent, Inc. (NYSE: CVT), a leading cloud-based enterprise event management company, today announced its financial results for the second quarter ended June 30, 2016.

Reggie Aggarwal, founder and chief executive officer of Cvent, said, “Our second quarter results continued the strong financial start reported for the first quarter, with second quarter revenue up 26.0% from a year ago. Continued momentum was evident across both sides of our business, with the Event Cloud growing by 25.7% and the Hospitality Cloud growing by 26.7%. The excitement about our event management and venue sourcing software solutions was most evident at our annual client conference, Cvent CONNECT, which was held in late June and attended by over 2,800 people. This strong reception reflects the enthusiasm of the industry as we continue delivering innovative solutions to the market.”
Second Quarter 2016 Financial Highlights
Revenue

•	Total revenue was $59.6 million, an increase of 26.0% from the comparable period in 2015.

•	Event Cloud revenue was $41.1 million, an increase of 25.7% from the comparable period in 2015.

•	Hospitality Cloud revenue was $18.5 million, an increase of 26.7% from the comparable period in 2015.
Operating (Loss) Income

•	GAAP operating loss was $(5.1) million, compared to $(5.0) million in the comparable period in 2015.

•	Non-GAAP operating income was $2.6 million, compared to a loss of $(0.1) million in the comparable period in 2015.
Net (Loss) Income

•
GAAP net loss was $(5.7) million, compared to $(5.7) million for the comparable period in 2015. GAAP net loss per share was $(0.13), based on 42.2 million basic and diluted weighted average common shares outstanding, compared to $(0.14) for the comparable period in 2015, based on 41.6 million basic and diluted weighted average common shares outstanding.

•
Non-GAAP net income was $2.0 million, compared to $1.2 million in the comparable period in 2015. Non-GAAP net income per diluted share was $0.05, based on 44.1 million diluted weighted average common shares outstanding, compared to $0.03 for the comparable period in 2015, based on 43.3 million diluted weighted average common shares outstanding.

Adjusted EBITDA

•	Adjusted EBITDA was $9.0 million, representing an adjusted EBITDA margin of 15.1%, compared to $4.6 million, or an adjusted EBITDA margin of 9.7% in the comparable period in 2015.
Recent Business Highlights

•	Organized our largest-ever Cvent CONNECT customer conference with over 2,800 attendees including event planners, hotels, exhibitors, sponsors, media and Cvent employees.

•
Signed new enterprise solutions customers across the US and internationally, including a Forbes Global 50 pharmaceutical company, and a Forbes Global 150 multinational confectionery, food, and beverage conglomerate, as well as expansions or renewals with a Fortune 100 chemical corporation, a Fortune 200 tire manufacturer and a Fortune 50 healthcare company.

•
Attracted new mid-market event management customers including Sub-Zero, Ricoh Europe, and a Forbes Global 100 financial institution, and renewed or expanded agreements with Tableau Software, Primerica, and Agilent Technologies.

•
Experienced continued adoption of mobile app technology with new customers including a Fortune 50 insurance company, a Forbes Global 150 insurance company, and The New York Academy of Sciences. Organizations that renewed or expanded relationships include a Fortune 50 multinational conglomerate, Ericsson, and The Wharton School of the University of Pennsylvania.

•
Added new Hospitality Cloud customers such as Carlson Rezidor Asia Pacific, Lexington Convention and Visitors Bureau, and Secrets Cap Cana Resort, and signed renewals or expansions with customers such as The Roosevelt Hotel, Fontainebleau Miami Beach, and other top hotel chains.

•	On July 12, 2016, 99.9% of the Cvent stockholders that voted approved the proposal to adopt the agreement and plan of merger with affiliates of Vista Equity Partners ("Vista").
Business Outlook
Given Cvent's entry into an agreement and plan of merger with Vista on April 17, 2016, the Company will not provide outlook for its third quarter 2016 financial results. The Company's previously issued financial guidance for full year 2016 should no longer be relied upon.
Conference Call Information
Given Cvent's entry into an agreement and plan of merger with Vista on April 17, 2016, the Company will not be hosting a conference call to discuss its second quarter 2016 financial results.
About Cvent, Inc.
Cvent, Inc. (NYSE: CVT) is a leading cloud-based enterprise event management company, with approximately 16,000 customers and 2,000 employees worldwide. Cvent offers software solutions to event planners for online event registration, venue selection, event management, mobile apps for events, e-mail marketing and web surveys. Cvent provides hoteliers with an integrated platform, enabling properties to increase group business demand through targeted advertising and improve conversion through proprietary demand management and business intelligence solutions. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage hundreds of thousands of meetings and events. For more information, please visit www.cvent.com, or connect with us on Facebook, Twitter or LinkedIn.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share.
We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business
Cvent excludes one or more of the following items from these non-GAAP financial measures:
Interest income. Cvent excludes this income from certain non-GAAP financial measures primarily because it is not considered a part of ongoing operating results.
Other expense. Cvent excludes this expense from certain non-GAAP financial measures primarily because it is not considered a part of ongoing operating results.
Provision for (benefit from) income taxes. Cvent excludes this expense (benefit) from certain non-GAAP financial measures primarily because of the volatility in the amount of expense (benefit) that Cvent does not consider a meaningful component of our operating results when assessing the performance of our business. The exclusion of this expense (benefit) facilitates the comparison of our business outlooks for future periods with the results from prior periods.
Excess tax benefits from stock-based compensation. For the three and six months ended June 30, 2015, Cvent’s non-GAAP financial measures excluded previously recognized excess tax benefits from stock-based compensation from which Cvent could not benefit from. Excluding these non-cash amounts improves the comparability of the performance of the business across periods, and to the results of other companies in our industry, which may have their own unique histories associated with stock-based compensation.
Depreciation and amortization. In accordance with GAAP, our expenses, including cost of revenue and operating expenses, include depreciation and amortization, which consists of depreciation of property, plant and equipment, amortization of capitalized software development costs and amortization of intangible assets. Cvent excludes these expenses from certain of its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with depreciation and amortization.
Gain on asset disposition. Cvent’s non-GAAP financial measures exclude gains on asset dispositions. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with divested businesses.
Costs related to pending merger with Vista. Cvent’s non-GAAP financial measures exclude expenses incurred in relation to the pending merger with Vista. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry.
Stock-based compensation expense. Cvent’s non-GAAP financial measures exclude stock-based compensation, which consists of expenses for stock options and restricted stock units. Cvent excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that are not considered part of ongoing operating results when assessing the performance of our business. Excluding these amounts improves comparability of the performance of the business across periods, and to the results of other companies in our industry, which have their own unique histories associated with stock-based compensation.

Losses (gains) from foreign currency transactions. Cvent’s non-GAAP financial measures exclude these gains and losses primarily because they are non-cash, and are driven primarily by our India operations, which for accounting purposes is not considered a stand-alone entity and are remeasured instead of translated. In accordance with GAAP, the gains and losses associated with remeasuring our India financial statements, are recognized through our Consolidated Statements of Operations and Comprehensive Loss instead of through our Consolidated Balance Sheets, where translation gains and losses from most foreign subsidiaries would be included. Excluding these amounts improves comparability of the performance of the business across periods and to the results of other companies in our industry, which generally recognize similar gains and losses through their Consolidated Balance Sheets.
Costs related to acquisitions. Cvent’s non-GAAP financial measures exclude contingent payments included in compensation expense which relates to the potential cash payment for earnouts to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Cvent excludes this item from its non-GAAP financial measures primarily because it is a component of the contractual deal consideration and it is not considered part of ongoing operating results when assessing the performance of our business. Additionally, Cvent’s non-GAAP financial measures exclude costs related to performing due diligence, drafting and negotiating definitive agreements, valuation, earn-out payments, retention payments and severance or other acquisition-related activities. The exclusion of these expenses facilitates the comparison of post-acquisition operating results to the results of other companies in our industry, which have their own unique acquisition histories.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the timing of the pending merger with Papay Merger Sub, Inc., an affiliate of Vista Equity Partners; our momentum, progress and market share; statements regarding our preliminary unaudited revenue, net (loss) income and profitability margins for Cvent’s second quarter ended June 30, 2016; and statements regarding our expectations regarding the growth of the meetings and events industry and our market position therein. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the effect of any material weakness in the design and operating effectiveness of our internal control over financial reporting and ineffective disclosure controls and procedures; our ability to renew existing customers and attract new customers; our ability to manage our growth effectively; our ability to prevent or mitigate any disruption in our service on our websites, mobile applications or in our computer systems; our ability to integrate our acquisitions; our ability to attract, retain and motivate key personnel; and the volatility of quarterly results and expectations. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Contact:
Garo Toomajanian
ICR
ir@cvent.com
703-226-3610

Cvent, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	6/30/2016	12/31/2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$162,858	$118,662
Restricted cash	—	378
Short-term investments	13,743	26,799
Accounts receivable, net of reserve of $281 and $248, respectively	24,536	30,483
Prepaid expense and other current assets	11,803	17,175
Total current assets	212,940	193,497
Property and equipment, net	22,353	24,416
Capitalized software development costs, net	28,540	24,039
Intangible assets, net	14,942	17,055
Goodwill	38,900	38,940
Other assets, non-current, net	4,835	3,653
Total assets	$322,510	$301,600
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,827	$1,692
Accrued expenses and other current liabilities	29,868	29,241
Deferred revenue	89,929	77,524
Total current liabilities	123,624	108,457
Deferred tax liabilities, non-current	2,479	2,347
Deferred rent, non-current	11,167	11,527
Other liabilities, non-current	7,182	4,988
Total liabilities	144,452	127,319
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized at June 30, 2016 and December 31, 2015; zero issued and outstanding at June 30, 2016 and December 31, 2015	—	—
Common stock, $0.001 par value; 1,000,000,000 shares authorized at June 30, 2016 and December 31, 2015; 42,870,262 and 42,523,229 shares issued and 42,350,048 and 42,003,015 outstanding at June 30, 2016 and December 31, 2015, respectively	43	43
Treasury stock	(3,966)	(3,966)
Additional paid-in capital, as adjusted (2015)	231,022	219,914
Accumulated other comprehensive loss	(740)	(274)
Accumulated deficit, as adjusted (2015)	(48,301)	(41,436)
Total stockholders’ equity	178,058	174,281
Total liabilities and stockholders’ equity	$322,510	$301,600

Cvent, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$59,619	$47,323	$111,937	$88,429
Cost of revenue[1]	16,690	14,332	31,296	28,934
Gross profit	42,929	32,991	80,641	59,495
Operating expenses:
Sales and marketing[1]	25,795	23,063	44,566	40,803
Research and development[1]	11,754	4,879	22,118	9,914
General and administrative[1]	9,635	8,551	18,703	16,518
Intangible asset amortization, excluding cost of revenue	736	519	1,473	812
Losses (gains) from foreign currency transactions	123	1,018	(91)	832
Total operating expenses	48,043	38,030	86,769	68,879
Loss from operations	(5,114)	(5,039)	(6,128)	(9,384)
Interest income	406	577	958	1,121
Other expense	—	—	—	(426)
Loss before income taxes	(4,708)	(4,462)	(5,170)	(8,689)
Provision for (benefit from) income taxes	959	1,213	1,695	(662)
Net loss	$(5,667)	$(5,675)	$(6,865)	$(8,027)
Net loss per common share:
Basic	$(0.13)	$(0.14)	$(0.16)	$(0.19)
Diluted	$(0.13)	$(0.14)	$(0.16)	$(0.19)
Weighted average common shares outstanding—basic	42,241,947	41,571,379	42,151,737	41,404,698
Weighted average common shares outstanding—diluted	42,241,947	41,571,379	42,151,737	41,404,698
Other comprehensive loss:
Foreign currency translation (loss) gain	(359)	96	(466)	51
Comprehensive loss	$(6,026)	$(5,579)	$(7,331)	$(7,976)

[1]Stock-based compensation expense included in the above:
Cost of revenue	$520	$498	$973	$973
Sales and marketing	1,717	1,105	2,947	2,135
Research and development	1,565	729	2,687	1,474
General and administrative	1,118	417	1,936	973
Total	$4,920	$2,749	$8,543	$5,555

Cvent, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2016	2015
Operating activities:
Net loss	$(6,865)	$(8,027)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,302	8,813
Loss on asset disposal	—	436
Foreign currency transaction gain	23	34
Stock-based compensation expense	8,543	5,555
Deferred taxes	170	(2,133)
Change in operating assets and liabilities:
Accounts receivable, net	5,693	20,922
Prepaid expenses and other assets	4,442	(3,453)
Accounts payable, accrued expenses and other liabilities	5,764	3,414
Deferred revenue	13,633	(1,024)
Net cash provided by operating activities	43,705	24,537
Investing activities:
Purchase of property and equipment	(2,329)	(2,223)
Capitalized software development costs	(11,170)	(9,817)
Net maturities (purchases) of short-term investments	13,056	(3,758)
Acquisition and acquisition-related consideration payments	(1,063)	(19,331)
Restricted cash	378	—
Net cash used in investing activities	(1,128)	(35,129)
Financing activities:
Proceeds from exercise of stock options	2,565	778
Excess tax benefits from stock-based compensation	—	1,978
Net cash provided by financing activities	2,565	2,756
Effect of exchange rate changes on cash and cash equivalents	(946)	66
Change in cash and cash equivalents	44,196	(7,770)
Cash and cash equivalents, beginning of period	118,662	144,544
Cash and cash equivalents, end of period	$162,858	$136,774
Supplemental cash flow information:
Income tax (refund) paid	$(3,648)	$599
Supplemental disclosure of noncash investing activities:
Outstanding payments for purchase of property and equipment in accounts payable at period end	$49	$704

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of revenue	$16,690	$14,332	$31,296	$28,934
Adjustments
Stock-based compensation expense	(520)	(498)	(973)	(973)
Costs related to acquisitions	(77)	(90)	(99)	(90)
Non-GAAP cost of revenue	$16,093	$13,744	$30,224	$27,871

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Sales and marketing	$25,795	$23,063	$44,566	$40,803
Adjustments
Stock-based compensation expense	(1,717)	(1,105)	(2,947)	(2,135)
Costs related to acquisitions	(439)	(142)	(547)	(142)
Non-GAAP sales and marketing	$23,639	$21,816	$41,072	$38,526

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Research and development	$11,754	$4,879	$22,118	$9,914
Adjustments
Stock-based compensation expense	(1,565)	(729)	(2,687)	(1,474)
Costs related to acquisitions	(371)	(76)	(470)	(76)
Non-GAAP research and development	$9,818	$4,074	$18,961	$8,364

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
General and administrative	$9,635	$8,551	$18,703	$16,518
Adjustments
Stock-based compensation expense	(1,118)	(417)	(1,936)	(973)
Costs related to pending merger with Vista	(1,309)	—	(1,309)	—
Costs related to acquisitions	(459)	(815)	(956)	(1,686)
Gain on asset disposition	—	—	107	—
Non-GAAP general and administrative	$6,749	$7,319	$14,609	$13,859

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share amounts and share counts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(5,667)	$(5,675)	$(6,865)	$(8,027)
Adjustments
Interest income	(406)	(577)	(958)	(1,121)
Provision for (benefit from) for income taxes	959	1,213	1,695	(662)
Depreciation and amortization expense	6,404	4,753	12,302	8,813
Other expense	—	—	—	426
Stock-based compensation expense	4,920	2,749	8,543	5,555
Losses (gains) from foreign currency transactions	123	1,018	(91)	832
Costs related to pending merger with Vista	1,309	—	1,309	—
Costs related to acquisitions	1,346	1,123	2,072	1,994
Gain on asset disposition	—	—	(107)	—
Adjusted EBITDA	$8,988	$4,604	$17,900	$7,810

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP operating loss	$(5,114)	$(5,039)	$(6,128)	$(9,384)
Adjustments
Stock-based compensation expense	4,920	2,749	8,543	5,555
Losses (gains) from foreign currency transactions	123	1,018	(91)	832
Costs related to pending merger with Vista	1,309	—	1,309	—
Costs related to acquisitions	1,346	1,123	2,072	1,994
Gain on asset disposition	—	—	(107)	—
Non-GAAP operating income (loss)	$2,584	$(149)	$5,598	$(1,003)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP net loss	$(5,667)	$(5,675)	$(6,865)	$(8,027)
Adjustments
Stock-based compensation expense	4,920	2,749	8,543	5,555
Losses (gains) from foreign currency transactions	123	1,018	(91)	832
Costs related to pending merger with Vista	1,309	—	1,309	—
Costs related to acquisitions	1,346	1,123	2,072	1,994
Gain on asset disposition	—	—	(107)	—
Excess tax benefits from stock-based compensation	—	1,978	—	1,978
Non-GAAP net income	$2,031	$1,193	$4,861	$2,332
Non-GAAP diluted weighted average common shares outstanding	44,103,881	43,342,133	43,766,363	43,295,459
GAAP diluted weighted average common shares outstanding	42,241,947	41,571,379	42,151,737	41,404,698
Non-GAAP net income per diluted share	$0.05	$0.03	$0.11	$0.05
GAAP net loss per diluted share	$(0.13)	$(0.14)	$(0.16)	$(0.19)